UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2022

EDGIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2222 West 14th Street

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Limelight Networks, Inc.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	EGIO	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, Edgio, Inc., a Delaware corporation (the “Company” or “Edgio”) (formerly known as Limelight Networks, Inc. or “Limelight”), entered into a Stock Purchase Agreement, dated as of March 6, 2022 (the “Purchase Agreement”), with College Parent, L.P., a Delaware limited partnership (together with its wholly-owned subsidiaries other than Edgecast Inc., “College Parent”), pursuant to which the Company acquired all of the outstanding shares of common stock of Edgecast Inc., a California corporation and an indirect, wholly-owned subsidiary of College Parent (“Edgecast”), and certain Edgecast-related businesses and assets as specified in the Purchase Agreement (the “Transaction”). On June 15, 2022, pursuant to the terms of the Purchase Agreement, the Company completed the Transaction.

Item 1.01.	Entry into a Material Definitive Agreement.

Stockholders Agreement

At the closing of the Transaction (the “Closing”), pursuant to the Purchase Agreement, the Company and College Top Holdings, Inc., a Delaware corporation and an affiliate of College Parent (“College Top Holdings”) entered into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which, among other things, the Company appointed the two designees discussed below designated by College Top Holdings to the board of directors of the Company (the “Board”). Under the Stockholders Agreement, for so long as College Top Holdings beneficially owns a number of common stock of the Company, par value $0.001 per share (“Company Common Stock”), representing more than 10% of the then outstanding Company Common Stock, College Top Holdings will maintain the right to nominate for election designees designated by College Top Holdings. The Company will also cause the Board to nominate for election that number of individuals designated by College Top Holdings that, if elected, would result in three designees of College Top Holdings serving on the Board until the earlier of such time as College Top Holdings beneficially owns a number of Company Common Stock representing less than 30% of the number of outstanding Company Common Stock, after which time College Top Holding’s designation rights will be reduced to two designees until such time as College Top Holdings beneficially owns Company Common Stock representing less than 20% of the number of outstanding Company Common Stock, after which time College Top Holding’s designation rights will be reduced to one designee.

At the Closing, the Board consists of nine directors: two designees of College Top Holdings and six individuals who were directors of the Company prior to the Closing. As soon as practicable following the Closing, the Board will also appoint an additional designee designated by College Top Holdings, who shall be an independent director under the rules and regulations of Nasdaq Global Select Market (the “NASDAQ”) and the U.S. Securities and Exchange Commission (the “SEC”).

Pursuant to the Stockholders Agreement and subject to certain exceptions, College Top Holdings agreed, for the Relevant Restricted Period (as defined in the Stockholders Agreement) after the Closing, not to Transfer (as defined in the Stockholders Agreement) any Company Common Stock and Company Earnout Shares (as defined below) held by College Top Holdings as of the Closing after giving effect to the Pre-Closing Restructuring (as defined in the Purchase Agreement).

The Stockholders Agreement also contains certain restrictions on the Company, for so long as College Top Holdings continues to beneficially own at least 50% of the Company Common Stock, the Company may not take the following actions without the prior written consent of College Top Holdings, such approval not to be unreasonably withheld: (i) amend the organizational documents of the Company or any of its material subsidiaries in any manner that would be disproportionately adverse to College Top Holdings, (ii) change the size of the Board and (iii) undertake any liquidation, dissolution or winding up of the Company.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Registration Rights Agreement

At the Closing, pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with College Top Holdings (together with any other party that may become a party to the Registration Rights Agreement, “Holders”). Pursuant to the Registration Rights Agreement, among other things, and on the terms and subject to certain limitations set forth therein, the Company is obligated to use commercially reasonable efforts to prepare and file on or prior to the first expiration date of the Relevant Restricted Period (as defined in the Registration Rights Agreement) a registration statement registering Company Common Stock held by Holders, including any Company Earnout Shares acquired by Holders in accordance with the Purchase Agreement.

The Registration Rights Agreement also provides Holders with certain customary piggyback registration rights.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to and subject to the terms and conditions set forth in the Purchase Agreement, at the Closing, (i) the Company contributed to its direct, wholly-owned subsidiary (“MidCo”), and MidCo contributed to its direct, wholly-owned subsidiary (“AcquisitionCo”), and AcquisitionCo delivered to College Top Holdings, $270,000,000 (as adjusted pursuant to the terms of the Purchase Agreement, including as a result of prepaid expenses) worth of Company Common Stock in exchange for all of the outstanding shares of common stock of Edgecast and in consideration of the consummation of the transfers of certain Edgecast-related businesses and assets held by each of Yahoo India Private Limited, Edgecast Digital do Brasil Ltda, and Oath (Israel) Ltd. caused by College Parent and (ii) the Company contributed to MidCo, MidCo contributed to AcquisitionCo, and AcquisitionCo delivered to College Top Holdings an additional $30,000,000 worth of Company Common Stock in exchange for a one-time payment by College Parent of $30,000,000, in each case at the share price of $4.1168 (which is the 30-day trailing VWAP as of March 4, 2022). In the event that the sale price of Company Common Stock exceeds certain thresholds during the period beginning on June 15, 2022 and ending on the third anniversary of the Closing, the Company will be required to issue up to an additional $100,000,000 worth of Company Common Stock at certain trigger prices for delivery by AcquisitionCo to College Parent (or to any affiliate designated by College Parent) in order to satisfy earnout obligations pursuant to the Purchase Agreement (“Company Earnout Shares”).

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 2.01 of this Current Report with respect to the portion of the consideration of the Transaction payable in shares of Company Common Stock pursuant to the Purchase Agreement are incorporated herein by reference. At the Closing, the Company issued 80,812,429 shares of Company Common Stock (the “Shares”), as substantially all of the consideration for the Transaction, to College Top Holdings. The Shares were issued by the Company pursuant to the Purchase Agreement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Appointment of Directors

On June 15, 2022, in connection with the Transaction and effective as of immediately following the Closing, the Board increased the size of the Board from eight (8) to nine (9) directors, and effective as of immediately prior to the Closing, Jefferey T. Fisher and Marc Debevoise resigned from their roles as directors of the Company. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. The following individuals were appointed to the Board as Class II and Class III directors respectively to fill the vacancies created thereby, to hold such office until the 2024 annual meeting of stockholders of the Company or the 2025 annual meeting of stockholders of the Company, respectively, or until his respective successor is duly elected and qualified:

E-Fei Wang – E-Fei Wang is an associate at Apollo, where he has worked since 2017, focusing on private equity investing across various sectors, including industrials, metals, aerospace, packaging, travel and internet/media. Prior to joining Apollo, Mr. Wang was an investment banking analyst at Evercore from 2015 through 2017. Mr. Wang graduated from Rice University with a BA in Chemical and Biomolecular Engineering.

Reed Rayman – Reed Rayman is a partner at Apollo, where he has worked since 2010. Mr. Rayman previously was employed by Goldman Sachs & Co. in both its Industrials Investment Banking and Principal Strategies groups from 2008 to 2010. Mr. Rayman serves on the board of directors of ADT, Yahoo!, Careerbuilder, Shutterfly, Coinstar and EcoATM. He previously served on the board of directors of Mood Media and Redbox. Mr. Rayman graduated cum laude from Harvard with an AB in Economics. He is actively involved with the TEAK Fellowship, having served as a mentor and on the Next Generation Board, and also serves on the Private Equity Executive Council of the UJA Federation of New York.

Dianne Ledingham – Dianne Ledingham is an Advisory Partner in Bain & Company’s Boston office, a leader in Bain’s Customer Strategy & Marketing practice, and the firm’s Telecom, Media and Technology practices. With her 30-plus year tenure at Bain, Ms. Ledingham is one of the firm’s most prominent leaders in commercial and sales excellence with experience across a range of industries and particular depth in technology and software. In addition, Ms. Ledingham has served on each of Bain’s governance committees including serving on Bain’s Board of Directors, serving on Bain’s Global Compensation and Promotion Committee, including as elected Chair, and serving on Bain’s Global Nominating Committee, as elected Chair. Additionally, Ms. Ledingham is currently serving on the board of City Year Boston, and former Chair, as well as Treasurer on the board of Ventures for Hope. Ms. Ledingham holds a degree in electrical engineering with honors from Brown University and an M.B.A. degree with distinction from Harvard Business School.

The Company has not yet determined the Board committees on which Mr. Rayman, Mr. Wang and Ms. Ledingham may sit. Other than the Transaction, there are no transactions in which Mr. Rayman, Mr. Wang or Ms. Ledingham had or has an interest that require disclosure under Item 404(a) of Regulation S-K.

The Company also plans to enter into an indemnification agreement with each of Mr. Rayman, Mr. Wang and Ms. Ledingham in the same form as the indemnification agreements the Company has entered into with other members of the Board. These indemnification agreements require the Company to indemnify covered individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Departure of the Company’s Chief Client Success and Marketing Officer

On June 15, 2022, Christine Cross and the Company entered into a transition agreement and employment agreement amendment (the “Transition Agreement”), whereby Ms. Cross will leave her position as the Company’s Chief Client Success and Marketing Officer on July 15, 2022 (the “Separation Date”). Ms. Cross’ duties will be assumed by Bob Lyons, the Company’s Chief Executive Officer, while the Company continues to explore and evaluate the needs and future leadership of the sales organization.

The Transition Agreement amends the Employment Agreement between the Company and Ms. Cross dated as of May 11, 2022 (the “Employment Agreement”). In consideration of Ms. Cross’ continued service through the Transition Period (as defined in the Transition Agreement), which includes being reasonably available to consult on transition of her duties and responsibilities, and subject to Ms. Cross executing and not revoking a release of claims, Ms. Cross will also receive (i) continued payment of her base salary for twelve (12) months; (ii) the actual bonus achieved under the 2022 Management Bonus Plan by Ms. Cross, as prorated through the Separation Date; (iii) 5,326 restricted stock units currently scheduled to vest on September 1, 2022 (the “September RSUs”), which shall continue to vest on such date and (iv) reimbursement for premiums paid for continued health benefits for herself (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months after the Separation Date, or (B) the date upon which Ms. Cross and her eligible dependents become covered under similar plans. All equity awards unvested as of the Separation Date will be forfeited on that date, provided that the September RSUs shall remain outstanding and vest in accordance with the Transition Agreement, unless this Agreement is terminated for Cause (as defined in the Employment Agreement) prior to the Separation Date or Ms. Cross breaches Section 6 of the Transition Agreement. Ms. Cross will also be entitled to exercise outstanding vested stock options until the first to occur of (i) the date that is six (6) months following the Separation Date; or (ii) the applicable scheduled expiration date of such award as set forth in the award agreement. The Transition Agreement amends the Employment Agreement and supersedes the Employment Agreement to the extent provisions between the documents are inconsistent, including provisions regarding severance benefits.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

The information set forth in the Introductory Note, Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 15, 2022, following completion of the Transaction, the Company filed an amendment (the “Name Change Amendment”) to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name from “Limelight Networks, Inc.” to “Edgio, Inc.” (the “Name Change”). In connection with the Name Change, the shares of Company Common Stock, previously trading on the NASDAQ through the close of business on June 15, 2022 under the ticker symbol “LLNW,” will commence trading on the NASDAQ under the ticker symbol “EGIO” on June 16, 2022.

A copy of the Name Change Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On June 15, 2022, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated March 6, 2022, by and between the Company (formerly Limelight Networks, Inc.) and College Parent (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on March 7, 2022)

3.1	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Edgio, Inc. (f/k/a Limelight Networks, Inc.) dated June 15, 2022

10.1#	Stockholders Agreement, dated June 15, 2022, by and between the Company (formerly Limelight Networks, Inc.) and College Top Holdings

10.2	Registration Rights Agreement, dated June 15, 2022, by and between the Company (formerly Limelight Networks, Inc.) and College Top Holdings

10.3#	Transition Agreement and Employment Agreement Amendment, dated June 15, 2022, by and between the Company (formerly Limelight Networks, Inc.) and Christine Cross

99.1	Press Release, dated June 15, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

#

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2022	Edgio, Inc.

	By:	/s/ Michael DiSanto
Michael DiSanto
Chief Administrative and Legal Officer & Secretary